FOR IMMEDIATE RELEASE

OPAL Fuels Reports First Quarter 2026 Results

WHITE PLAINS, N.Y. – (May 11, 2026) – OPAL Fuels (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three months ended March 31, 2026.
"Despite a challenging operating environment in the seasonally soft first quarter, we remain on track to meet our full year guidance," said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. "Production trends have improved, in line with our expectations, and we are encouraged by the recent firming in environmental credit prices."

"Our business development efforts for new fleet conversions to CNG and RNG in the heavy-duty trucking sector are gaining traction. A variety of factors are contributing to this momentum - high and volatile diesel pricing, regulatory clarity regarding combustion engines, ongoing sustainability goals, and the successful tests of the Cummins X15N engine are moving fleets into decision making mode," continued Comora.

Jonathan Maurer, Co-Chief Executive Officer of OPAL Fuels, said, "Given the difficult weather conditions, our RNG facilities performed well, producing more RNG compared with the first quarter of 2025. This performance is due to the meaningful improvements we are making across our operating platform. We expect to see these improvements continue throughout the year. In the quarter we completed several financing transactions which added clarity to our capital structure and sets us up for continued investment and growth in both our upstream and downstream segments. In addition, IRA Investment Tax credits, 45Z production tax credits, and EPA's issuance of Set Rule 2 demonstrate the supportive regulatory backdrop for our business."

Financial Highlights
This quarter's financial results saw improved production and the positive impact of 45Z production tax credits compared with the prior year quarter. These improvements were offset by a lower RIN price environment and last year's inclusion of additional RNG production sales in the first quarter of 2025 following the implementation of biogas regulatory reforms.

•Adjusted EBITDA(1) for the three months ended March 31, 2026, was $16.7 million compared to $20.1 million in the comparable period last year.
•Revenue for the three months ended March 31, 2026 and 2025, was $73.4 million and $85.4 million respectively, a decrease of (14)%, compared to the same period last year.
1

•Net (loss) income for the three months ended March 31, 2026 was $(5.6) million, compared to $1.3 million in the same period last year.
•Basic and diluted net loss per share attributable to Class A common shareholders for the three months ended months ended March 31, 2026 were $(0.09) compared to $(0.01) in the comparable period last year.
•At March 31, 2026, RNG Pending Monetization totaled $23.5 million.
•On March 6, 2026 we completed the refinancing of our outstanding Preferred Units with a new Preferred Stock Facility of $180 million of which $120 million was initially drawn.
•In the first quarter we completed our fifth sale of IRA Investment Tax Credits for $23 million for our Atlantic facility.
•In April we entered into a $100 million Master Agreement to monetize section 45Z Production Tax Credits.
(1) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."
Operational Highlights
•RNG produced was 1.2 million MMBtu for the three months ended March 31, 2026, an increase of 9% compared to the prior-year period.(3)
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 39.0 million GGEs of transportation fuel for the three months ended March 31, 2026, a decrease of 4% compared to the prior-year period. Of this amount, RNG dispensed as a transportation fuel was 17.9 million GGEs, a decrease of 8% compared to the prior-year period.
(3) Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown.
Guidance
•We maintain 2026 guidance. .

1

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended March 31,
	2026	2025
Revenue
RNG Fuel	$21,638	$27,599
Fuel Station Services	44,566	50,678
Renewable Power	7,171	7,130
Total Revenue (1)	73,375	85,407

Cost of sales	53,849	58,637
Project development and startup costs	1,815	6,081
Other operating expenses (2)	22,554	22,631

Net (loss) income	(5,593)	1,284
Adjusted EBITDA (3)
RNG Fuel (4)	14,122	18,137
Fuel Station Services	9,240	10,528
Renewable Power	2,695	1,659
Corporate	(9,373)	(10,261)
Consolidated Adjusted EBITDA	$16,684	$20,063

RNG Fuel volume produced (Million MMBtus)	1.2	1.1
RNG Fuel volume sold (Million GGEs)	17.9	19.5
Total volume delivered (Million GGEs)	39.0	40.6
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) In 2025 includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and incurred in 2025.
Results of Operations from equity method investments

	Three months ended March 31,
(in thousands of dollars)	2026	2025
Revenue	$27,311	$22,517
Gross profit	3,244	2,815
Net loss	(2,284)	(2,266)

OPAL's share of revenues from equity method investments	11,765	10,288
OPAL's share of gross profit from equity method investments	1,479	2,330
OPAL's share of net loss from equity method investments ⁽¹⁾	(1,757)	(722)

OPAL’s share of Adjusted EBITDA from equity method investments	$3,180	$3,415
1

(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.70 million of amortization expense related to basis differences for the three months ended March 31, 2026, and $1.70 million for the three months ended March 31, 2025.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended March 31,
	2026	2025
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)(3)	2.2	2.1
Volume of Inlet Gas (Million MMBtus) (2)	1.5	1.4
Inlet Design Capacity Utilization (%) (2)	72%	69%
RNG Fuel volume produced (Million MMBtus)(3)	$1.14	$1.06
Utilization of Inlet Gas (%) (4)	76%	77%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

2

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	March 31, 2026
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$10,900	$3,920	$14,820

RIN Metrics
Beginning balance as of December 31, 2025	—	—	—
Add: Generated in current period	14,359	3,759	18,118
Less: Sales	(14,214)	(3,442)	(17,656)
Ending RIN credit balance (Available for sale) as of March 31, 2026	145	317	462
D3 price per RIN at quarter end	$2.43	$2.43
Value of RINs using quarter end price (1)	$352	$770	$1,122

LCFS Metrics
Beginning balance (net share) as of December 31, 2025	8	71	79
Add: Generated in current period	13	94	107
Less: Sales	(12)	(53)	(65)
Ending LCFS credit balance (Available for sale) as of March 31, 2026	9	112	121
LCFS credit price at quarter end	$100.00	$59.50
Value of LCFSs using quarter end price (1)	$900	$6,664	$7,564

Value of RECs using quarter end price			$17

Other Metrics

Average realized sales price during quarter - RIN			$2.42
Average realized sales price during quarter - LCFS			$76.91

Total Value of RNG Pending Monetization and Credits at quarter end	$12,152	$11,354	$23,523
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

3

Liquidity
As of March 31, 2026, our liquidity was $232.5 million, consisting of $133.2 million of cash and cash equivalents, $39.3 million of unused capacity under the revolver, $60.0 million of undrawn preferred stock facility.
Capital Expenditures
During the three months ended March 31, 2026, OPAL Fuels invested $24.4 million across RNG projects in construction and OPAL Fuels owned fueling stations in construction as compared to $11.6 million in the prior year.
In addition, for the three months ended March 31, 2026, the Company's portion of capital expenditures in unconsolidated entities was $3.3 million compared to $5.4 million in the prior year. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ First Quarter 2026 results is being held today, March 11, 2026 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/yubhgs6w
Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://opalfuels.gcs-web.com/news-events/events-presentations
_____________________

4

Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.
“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.
“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.
“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2026	December 31, 2025
Assets(1)	(Unaudited)
Current assets:
Cash and cash equivalents	$133,241	$24,408
Accounts receivable, net of allowances of $806 and $469, respectively(2)	42,636	61,806
Restricted cash - current	926	1,210
Contract assets	6,782	8,276
Parts inventory	12,201	10,964
Prepaid expense and other current assets	17,615	16,018
Total current assets	213,401	122,682
Property, plant, and equipment, net	512,546	495,634
Investments in other entities	224,282	231,223
Net investment in sales-type lease	10,651	8,224
Restricted cash - non-current	2,807	2,700
Goodwill	54,608	54,608
Other long-term assets	42,307	44,398
Total assets	1,060,602	959,469
Liabilities and Stockholders' Equity (Deficit)(1)
Current liabilities:
Accounts payable(3)	9,631	19,004
Contract liabilities	5,070	6,296
Loan, current portion	19,473	15,062
Accrued expenses and other current liabilities	62,890	63,857
Total current liabilities	97,064	104,219
Loans, net of debt issuance costs	427,698	337,063
Other long-term liabilities	23,946	20,430
Total liabilities	548,708	461,712
Commitments and contingencies Note 12
Redeemable preferred non-controlling interests	150,000	130,000
Redeemable non-controlling interests	343,467	377,898
Stockholders' equity (deficit)
Class A common stock, $0.0001 par value, shares issued: 31,993,327 and 30,633,161 as of March 31, 2026 and December 31, 2025, respectively; shares outstanding: 30,357,544 and 28,997,378 as of March 31, 2026 and December 31, 2025, respectively	3	3
Class B common stock, $0.0001 par value, 121,500,000 issued and outstanding as of March 31, 2026 and December 31, 2025	12	12
Class C common stock, $0.0001 par value; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class D common stock, $0.0001 par value, 22,899,037 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Retained earnings (accumulated deficit)	19,632	(1,307)
Accumulated other comprehensive income (loss)	184	(26)
Class A common stock in treasury, at cost; 1,635,783 as of March 31, 2026 and December 31, 2025	(11,614)	(11,614)
Total stockholders' equity (deficit) attributable to the Company	8,219	(12,930)
Non-redeemable non-controlling interests	10,208	2,789
Total stockholders' equity (deficit)	18,427	(10,141)
Total liabilities, redeemable preferred, redeemable non-controlling interests and stockholders' equity (deficit)	$1,060,602	$959,469
(1) Includes amounts related to consolidated VIEs, which are presented separately in the table below.
(2) Includes related‑party amounts of $15,327 and $13,318 as of March 31, 2026 and 2025, respectively.
(3) Includes related‑party amounts of $3,046 and $8,951 as of March 31, 2026 and 2025, respectively.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
RNG fuel	$21,638	$27,599
Fuel station services	44,566	50,678
Renewable power	7,171	7,130
Total revenues	73,375	85,407
Operating expenses:
Cost of sales - RNG fuel	12,829	12,153
Cost of sales - Fuel station services	35,390	39,722
Cost of sales - Renewable power	5,630	6,762
Project development and start up costs	1,815	6,081
Selling, general and administrative	15,184	15,967
Depreciation, amortization, and accretion	5,613	5,942
Impairment loss	—	—
Income from equity method investments	1,757	722
Total operating expenses	78,218	87,349
Operating income	(4,843)	(1,942)
Other (expense) income
Interest and financing expense, net	(5,884)	(6,065)
Other income	(575)	1,254
Total other expenses	(6,459)	(4,811)
Net (loss) income before income tax benefit	(11,302)	(6,753)
Income tax benefit	5,709	8,037
Net income	(5,593)	1,284
Net income attributable to redeemable non-controlling interest	(12,567)	(1,174)
Net income attributable to non-redeemable non-controlling interest	82	76
Dividends on redeemable preferred non-controlling interests	9,534	$2,617
Net income attributable to Class A common stockholders	$(2,642)	$(235)
(1) Includes revenues from related parties of $17,042 and $20,101 for the three months ended March 31, 2026 and 2025, respectively.
(2) Includes revenues from related parties of $13,107 and $16,603 for the three months ended March 31, 2026 and 2025, respectively.
(3) Includes revenues from related parties of $872 and $1,166 for the three months ended March 31, 2026 and 2025, respectively.

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(5,593)	$1,284
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization, and accretion	5,613	5,942
Stock-based compensation	2,055	1,751
Allowance for accounts receivable	337	—
Loss from investments in other entities	1,757	722
Distributions from return on investments in other entities	414	956
Deferred income taxes	(5,709)	—
Other	(448)	1,240
Changes in operating assets and liabilities:
Accounts receivable(1)	18,918	8,689
Parts inventory	(1,237)	(2,566)
Prepaid expenses and other current and long-term assets	8,799	10,810
Accounts payable(2)	(9,088)	4,621
Accrued expenses and other current and non-current liabilities	(2,902)	(3,770)
Net cash provided by operating activities	12,916	29,679
Cash flows from investing activities:
Purchase of property, plant, and equipment	(24,367)	(11,566)
Distributions from return of investments in other entities	5,961	7,939
Cash paid, related to investments in other entities	(978)	(5,650)
Net cash used in investing activities	(19,384)	(9,277)
Cash flows from financing activities:
Proceeds from loans	128,382	—
Repayment of loans	(33,058)	(423)
Proceeds from redeemable preferred non-controlling interest and warrants issuance, net of issuance costs	116,670	—
Redemption of redeemable preferred non‑controlling interest	(100,000)	—
Financing costs paid to other third parties	(435)	(1,250)
Repayment of principal portion of finance lease liabilities	(328)	—
Payment of preferred dividends	(3,444)	(2,617)
Distribution to non-redeemable non-controlling interest	(65)	(60)
Cash paid for taxes related to net share settlement of equity awards	—	(382)
Capital contribution from non-redeemable non-controlling interests	7,402	—
Net cash provided by (used in) financing activities	115,124	(4,732)
Net increase in cash, restricted cash, and cash equivalents	108,656	15,670
Cash, restricted cash, and cash equivalents, beginning of period	28,318	29,228
Cash, restricted cash, and cash equivalents, end of period	$136,974	$44,898

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls Adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance, RNG development costs, 45z generation and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
For the Three Months Ended March 31, 2026
(In thousands of dollars)

	Three Months Ended March 31, 2026
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net (loss) income (1)	$(954)	$8,114	$312	$(13,063)	$(5,591)

Adjustments to reconcile net (loss) income to Adjusted EBITDA
Interest and financing expense, net	6,335	(432)	(19)	—	5,884
Net income attributable to non-redeemable non-controlling interests	(82)	—	—	—	(82)
Depreciation, amortization and accretion	3,093	1,558	962	—	5,613
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,937	—	—	—	4,937
Fair value changes and certain financing and ITC-related charges	305	—	—	1,636	1,941
Stock-based compensation	—	—	—	2,054	2,054
RNG development costs (3)	1,122	—	—	—	1,122
Major maintenance	153	—	1,440	—	1,593
45Z	4,922	—	—	—	4,922
Tax benefit, net	(5,709)	—	—	—	(5,709)
Adjusted EBITDA	$14,122	$9,240	$2,695	$(9,373)	$16,684
(1) Net (loss) income by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes development costs on our Central Valley and Prince William facilities.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
For the Three Months Ended March 31, 2025
(In thousands of dollars)

	Three months ended March 31, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$6,457	$8,711	$(1,463)	$(12,421)	$1,284

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,017	63	(15)	—	6,065
Net income attributable to non-redeemable non-controlling interests	(76)	—	—	—	(76)
Depreciation, amortization and accretion	2,959	2,034	949	—	5,942
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,137	—	—	—	4,137
Fair value changes and non-recurring charges (3)	1,511	(280)	—	409	1,640
Stock-based compensation	—	—	—	1,751	1,751
RNG development costs (4)	5,169	—	—	—	5,169
Major maintenance	—	—	2,188	—	2,188
Tax benefit, net	(8,037)	—	—	—	(8,037)
Adjusted EBITDA	$18,137	$10,528	$1,659	$(10,261)	$20,063
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value, ITC costs and one-time, non-recurring charges
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.

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